EXHIBIT 99

                  PRESS RELEASE OF WEBSTER CITY FEDERAL BANCORP




                                                                 August 22, 2003
                                                           FOR IMMEDIATE RELEASE

                                          Contact:  Phyllis A. Murphy, President
                                                     and Chief Executive Officer
                                                              Tel (515) 832-3071



                          WEBSTER CITY FEDERAL BANCORP
                              DECLARES STOCK SPLIT



The Board of Directors of Webster City Federal Bancorp, headquartered in Webster City, Iowa, today declared a two-for-one stock split on the Company's outstanding common stock. The stock split will be paid on September 24, 2003 to stockholders of record as of September 9, 2003.

Webster City Federal Bancorp is the holding company for Webster City Federal Savings Bank. The Company trades under the Nasdaq symbol of WCFB.